Exhibit 3.5

COTTONWOOD COMMUNITIES, INC.

FORM OF ARTICLES SUPPLEMENTARY

Class T Common Stock

Cottonwood Communities, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Section 7.2 of the Articles of Amendment and Restatement of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”), by resolution duly adopted at a meeting duly called and held on August 6, 2019, classified and designated 500,000,000 shares of Common Stock as “Class T Common Stock,” with the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption as follows, which upon any restatement of the Charter shall be made part of Article VII, with any necessary or appropriate changes to the enumeration of lettering of sections or subsections hereof:

Class T Common Stock

1. Designation and Number. A class of Common Stock, designated “Class T Common Stock,” is hereby established. The number of authorized shares of Class T Common Stock shall be 500,000,000.

2. Relative Seniority. In respect of rights to receive distributions and to participate in distributions of payments in the event of any liquidation, dissolution or winding up of the Corporation, the shares of Class T Common Stock shall rank: (a) on parity with any unclassified shares of Common Stock, the shares of Class A Common Stock (as defined in the Articles Supplementary creating such class of Common Stock), and all other equity securities issued by the Corporation other than those referred to in clause (b); and (b) junior to all equity securities issued by the Corporation which rank senior to the shares of Class T Common Stock.

3. Liquidation Rights.

(a) In this section, the following words have the meanings indicated:

(b) Net Asset Value Per Share of Class T Common Stock means the net asset value of the Corporation allocable to the shares of Class T Common Stock, as determined by a majority of the Board of Directors, divided by the number of outstanding shares of Class T Common Stock.

(c) Net Asset Value Per Share of Parity Stock means the net asset value of the Corporation allocable to the shares of Parity Stock, as determined by a majority of the Board of Directors, divided by the number of outstanding shares of Parity Stock.

(d) Parity Stock means unclassified shares of Common Stock, the shares of Class A Common Stock, and all other equity securities issued by the Corporation other than those ranking senior to the shares of Class T Common Stock.

(e) In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Corporation, the aggregate assets available for distribution to the Common Stockholders shall be determined in accordance with applicable law. The holder of each share of Class T Common Stock shall be entitled to be paid, out of the assets of the Corporation that are legally available for distribution to the Common Stockholders, a liquidation payment equal to the Net Asset Value Per Share of Class T Common Stock; provided, however, that if the available assets of the Corporation are insufficient to pay in full to the holder of each share of Class T Common Stock the Net Asset Value Per Share of Class T Common Stock as well as to pay in full to the holder of each share of Parity Stock the Net Asset Value Per Share of Parity Stock, then the holders of the shares of Class T Common Stock shall be paid a liquidation payment equal to the product of (i) the value of the assets of the Corporation that are legally available for distribution to the holders of shares of Class T Common Stock and Parity Stock and (ii) the quotient obtained by dividing the net asset value of the Corporation allocable to the shares of Class T Common Stock by the sum of the net asset value of the Corporation allocable to shares of Class T Common Stock and the net asset value of the Corporation allocable to the shares of Parity Stock, all as determined by a majority of the Board of Directors; and provided further, that if after paying the Net Asset Value Per Share of Class T Common Stock and the Net Asset Value Per Share of Parity Stock, there remain assets available for distribution to such shares, then the holders of such shares shall share such available assets equally on a per share basis.

5. Conversion of Class T Common Shares.

(a) In this section, the following words have the meanings indicated:

(b) Net Asset Value Per Share of Class A Common Stock means the net asset value of the Corporation allocable to the shares of Class A Common Stock, as determined by a majority of the Board of Directors, divided by the number of outstanding shares of Class A Common Stock.

(c) Class T Conversion Rate means the number of Class A Common Shares equal to the product of each Class T Common Share to be converted and a fraction, the numerator of which is the Net Asset Value Per Share of Class T Common Stock and the denominator of which is the Net Asset Value Per Share of Class A Common Stock.

(d) Net Asset Value Per Share of Class T Common Stock means the net asset value of the Corporation allocable to the shares of Class T Common Stock, as determined by a majority of the Board of Directors, divided by the number of outstanding shares of Class T Common Stock.

(e) Dealer Manager means Orchard Securities, LLC, or such other Person selected by the Board to act as the dealer manager for an Offering.

(f) Deferred Selling Commission mean the deferred selling commission on the Class T Common Stock payable to the Dealer Manager as described in the Corporation’s then most recent Prospectus.

(g) Distribution Reinvestment Plan shall have the meaning as provided in Section 7.10 of the Charter.

(h) Primary Offering means, with respect to an Offering, the primary portion of such Offering, excluding any Distribution Reinvestment Plan portion of such Offering.

(i) Selling Commissions mean any and all up-front fees and commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, up-front fees or commissions payable to the Dealer Manager. For purposes herein it does not include the Deferred Selling Commission.

(j) Total Corporation-Level Underwriting Compensation means all underwriting compensation paid or incurred with respect to an Offering from all sources, determined pursuant to the rules and guidance of FINRA, including Selling Commissions and the Deferred Selling Commission.

(k) Each Class T Common Share held within a Common Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into Class A Common Shares at the Class T Conversion Rate on the earliest of (i) a Listing of the Class A Common Shares, (ii) a merger or consolidation of the Corporation with or into another entity, or the sale or other disposition of all or substantially all of the Corporation’s assets and (iii) the last calendar day of the month in which the Corporation and the Dealer Manager, in conjunction with the Corporation’s transfer agent, determine that the total Deferred Selling Commissions paid with respect to Class T Common Shares held by such Stockholder within such account equals or exceeds three percent of the aggregate gross purchase price of all Class T Common Shares held by such stockholder within such account and purchased in a Primary Offering. In addition, after termination of a Primary Offering registered under the Securities Act, each Class T Common Share sold in that Primary Offering, each Class T Common Share sold under a Distribution Reinvestment Plan pursuant to the same registration statement that was used for that Primary Offering, and each Class T Common Share received as a stock dividend with respect to such Shares sold in such Primary Offering or Distribution Reinvestment Plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class A Common Shares at the Class T Conversion Rate, at the last calendar day of the month in which the Corporation, with the assistance of the Dealer Manager, determines that Total Corporation-Level Underwriting Compensation paid with respect to that Offering would be in excess of 10% of the aggregate purchase price of all Shares sold for the account of the Corporation through that Primary Offering.

6. Suitability. Until the shares of Class T Common Stock are Listed, in order to purchase shares of Class T Common Stock in a Public Offering, the purchaser must represent to the Corporation that the applicable suitability standards set forth in Section 7.9 of the Charter have been satisfied.

SECOND: The shares of Class T Common Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: The undersigned Chief Executive Officer and President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary on this 6th day of August, 2019.

COTTONWOOD COMMUNITIES, INC.

By:	Enzio A. Cassinis
Chief Executive Officer and President

[CORPORATE SEAL]

Attest:

Gregg Christensen
Secretary